                                                                     EXHIBIT 3.2

                         AMENDED AND RESTATED BYE - LAWS

                                       of

                        ENDURANCE SPECIALTY HOLDINGS LTD.

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Amended and Restated Bye-Laws of Endurance Specialty Holdings Ltd. as adopted by the shareholders thereof at the Annual General Meeting held on 25 February 2003 in place of those originally adopted on 28 June 2002.

                                             Assistant Secretary

                                   Prepared by
                         Messrs Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                Hamilton, Bermuda

                                    I N D E X

BYE-LAW              SUBJECT                                                 PAGE
-------              -------                                                 ----
1                    Interpretation                                             1

2                    Registered Office                                         11

3,4                  Share Rights                                              11

5,6                  Modification of Rights                                    12

7-11                 Shares                                                    14

12-15                Certificates                                              18

16-19                Lien                                                      19

20-25                Calls on Shares                                           22

26-32                Forfeiture of Shares                                      23

33-37                Required Sale of Shares                                   25

38,39                Register of Shareholders                                  29

40                   Register of Directors and Officers                        29

41-44                Transfer of Shares                                        30

45-48                Transmission of Shares                                    33

49-51                Increase of Capital                                       35

52,53                Alteration of Capital                                     35

54,55                Reduction of Capital                                      36

56                   General Meetings and Written Resolutions                  37

57-60                Notice of General Meetings                                38

61-67                Proceedings at General Meetings                           39

68-73                Votes of Shareholders                                     41

74                   Shareholder Disclosure                                    53

BYE-LAW              SUBJECT                                               PAGE
-------              -------                                               ----
75-86                Voting Procedures                                       56

87-93                Proxies and Corporate Representatives                   59

94-97                Appointment and Removal of Directors                    62

98                   Resignation and Disqualification of Directors           65

99-101               Alternate Directors                                     65

102                  Observers                                               66

103                  Directors' Fees and Additional
                     Remuneration and Expenses                               67

104                  Directors' Interests                                    67

105-109              Powers and Duties of the Board                          69

110-112              Delegation of the Board's Powers                        70

113-121              Proceedings of the Board                                72

122                  Officers                                                74

123                  Minutes                                                 75

124,125              Secretary and Resident Representative                   75

126                  The Seal                                                76

127-133              Dividends and Other Payments                            76

134                  Reserves                                                79

135,136              Capitalisation of Profits                               79

137,138              Record Dates                                            80

139-141              Accounting Records                                      82

142                  Audit                                                   83

143-145              Service of Notices and Other Documents                  83

146                  Winding Up                                              84

147-153              Indemnity                                               85

154                  Amalgamation                                            88

BYE-LAW              SUBJECT                                               PAGE
-------              -------                                               ----
155                  Continuation                                            88

156                  Alteration of Bye-Laws                                  89

157                  Activities in the United States                         89

158                  Certain Subsidiaries                                    89

                         AMENDED AND RESTATED BYE - LAWS

                                       of

                        ENDURANCE SPECIALTY HOLDINGS LTD.

                                 INTERPRETATION

1.       (1)      In these Bye-Laws unless the context otherwise requires -
                  "AFFECTED SHAREHOLDER" means a Shareholder whose Shares would have a Voting Ratio of 1.0 or less immediately after a transfer described in paragraph (4) of Bye-Law 69 and after taking into account any reduction in voting power that would be required pursuant to paragraphs (1) through (3) of Bye-Law
                  69 as a result of such transfer but before giving effect to paragraph (4) of Bye-Law 69.

                  "AFFILIATE" means, with respect to any specified person, a person that directly or indirectly controls, is controlled by or is under common control with such person. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled" and "controlling" have meanings correlative to the foregoing.

                  "ALTERNATE DIRECTOR" means an Alternate Director appointed in accordance with Bye-Law 99.

                  "APPRAISED VALUE" with respect to any Ordinary Share means, as of any specified date, the value of such Ordinary Share as of such date as determined by an investment bank of nationally recognised standing selected by the Shareholder and reasonably acceptable to the Company. If the investment bank selected by the Shareholder is not reasonably acceptable to the Company, and the Company and the Shareholder cannot agree on a mutually acceptable investment bank, then the Company and the Shareholder shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Shareholder), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and the Shareholder. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and (B) the liquidation value of the Company. No discount shall be applied on account of (i) the purchased Shares representing a minority interest, (ii) any lack of liquidity of the purchased Shares, (iii) the fact that the purchased Shares may constitute "restricted securities" for securities law purposes, (iv) the existence of the Company's right, as set forth in these Bye-Laws and the Shareholders Agreement, to require Shareholders to sell Shares to the Company or to one or more third parties designated by the Company or (v) the existence of the possibility of a reduction in voting power pursuant to these Bye-Laws. The Appraised Value per Class A Share as of any specified date shall be identical to the Appraised Value per Ordinary Share on such date.

                  "BERMUDA" means the Islands of Bermuda.

                  "BOARD" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum.

                  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which banks in any of Hamilton, Bermuda, or New York, New York are authorised or obligated by law or executive order to close.

                  "CLASS A SHARES" shall mean the Class A shares, par value $1.00 per share, of the Company.

                  "CLASS A WARRANT" means a warrant, dated July 22, 2002, granting to the holder thereof the right to purchase Class A Shares from the Company on the terms and subject to the conditions therein.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

                  "COMPANIES ACTS" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company.

                  "COMPANY" means the company for which these Bye-Laws are approved and confirmed.

                  "CONTROL GROUP" means, with respect to any person, all Shares directly owned by such person and all Shares directly owned by each other Shareholder any of whose Shares are included in the Controlled Shares of such person.

                  "CONTROLLED SHARES" in reference to any person means all Shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of any U.S.

                  Person, constructively (within the meaning of Section 958(b) of the Code).

                  "CONVERSION REQUEST" shall have the meaning given such term in Bye-Law 8.

                  "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares (including without limitation the Class A Shares (notwithstanding any limitations on conversion thereof)), or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Ordinary Shares, either immediately or upon the occurrence of a specified date or a specified event.

                  "CONVERTING SHAREHOLDER" shall have the meaning given such term in Bye-Law 7.

                  "CURRENT MARKET PRICE" with respect to any Ordinary Share means, as of any specified date, the average of the daily market prices of the Ordinary Shares for the twenty (20) consecutive Business Days immediately preceding such date. The "daily market price" for each such Business Day shall be: (1) if the Ordinary Shares are then listed on a national securities exchange or on The Nasdaq National Market, the last sale price, regular way, on such day on the principal stock exchange or market system on which the Ordinary Shares are then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Ordinary Shares on such day as reported on such stock exchange or market system or (2) if the Ordinary Shares are not then listed or admitted to trading on any national securities exchange or on The Nasdaq National Market but are traded over-the-counter, the average of the closing bid and asked prices for the Ordinary Shares as reported on Nasdaq or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

                  "DIRECTOR" means such person or persons as shall be appointed to the Board from time to time pursuant to Bye-Law 94.

                  "ELIGIBLE PURCHASER" shall have the meaning given such term in Bye-Law 35.

                  "EXCESS SHAREHOLDER" means a U.S. Person that owns Shares directly or indirectly within the meaning of Section 958(a) of the Code and owns or is deemed to own Controlled Shares which confer votes in excess of the Maximum Percentage of the votes conferred by all of the issued and outstanding Shares.

                  "EXCESS SHARES" shall have the meaning given such term in Bye-Law 33.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FAIR VALUE" with respect to any Ordinary Share means, as of any specified date, (1) if the Ordinary Shares are publicly traded on such date, the Current Market Price per Ordinary Share or (2) if the Ordinary Shares are not publicly traded on such date, (A) the fair market value per Ordinary Share as determined in good faith by the Board and set forth in the Purchase Notice or (B) if the Shareholder objects in writing to such price as determined by the Board within thirty (30) days after receiving notice of same, the Appraised Value per Ordinary Share as of such date. The Fair Value per Class A Share as of any specified date shall be identical to the Fair Value per Ordinary Share on such date.

                  "FULLY DILUTED BASIS" means assuming the exercise, conversion or exchange of all Share Purchase Rights, other than unvested Options, at the time outstanding.

                  "INITIAL WARRANT" means a warrant, dated as of July 22, 2002, granting to the holder thereof the right to purchase Ordinary Shares and/or Class A Shares from the Company on the terms and subject to the conditions set forth therein.

                  "MAXIMUM PERCENTAGE" means, with respect to any person, nine and nine-hundredths percent (9.09%) or, if applicable, such greater percentage as the Board shall have previously approved for such person.

                  "9.5% SHAREHOLDER" means a person that owns Shares (within the meaning of Section 958 (a) of the Code) and owns or is deemed to own Controlled Shares which confer votes in excess of 9.5% (or such other percentage as determined under Bye-Law 69(3)) of the votes conferred by all of the issued and outstanding Shares.

                  "MEMORANDUM" means the Memorandum of Association of the Company in its present form or as from time to time amended.

                  "OBSERVER" means an Observer appointed in accordance with Bye-Law 102.

                  "OFFICER" means a person appointed by the Board pursuant to Bye-Law 122 and shall not include an auditor of the Company.

                  "OPTIONS" means options to purchase Shares, including options to purchase Shares that may be granted to certain directors, officers and employees of the Company.

                  "ORDINARY SHARES" shall mean the ordinary shares, par value $1.00 per share, of the Company.

                  "PAID UP" means paid up or credited as paid up.

                  "PERMITTED TRANSFEREE" means, in the case of any Shareholder,
                  (i) any Affiliate of such Shareholder, (ii) any general or limited partner or member of such Shareholder and any corporation, partnership or other entity that is an Affiliate of such general or limited partner or member, (iii) any managing director, general partner, director, limited partner, member, officer or employee of any Shareholder, any Affiliate of such Shareholder or any Affiliate of any general or limited partner or member of such Shareholder, or any spouse, lineal descendant, sibling, parent, heir, beneficiary under a will or similar instrument, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (iii) or
                  (iv) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such Shareholder or any persons described in clauses (ii) or
                  (iii), their spouses or their lineal descendants. For purposes of this definition of Permitted Transferee only, Aon Corporation and its subsidiaries shall be treated as Affiliates of the persons whose names are set forth in clause
                  (3)(c) of Bye-Law 69.

                  "PUBLICLY TRADED SHARES" means (i) any Shares that (A) have been sold in a public offering pursuant to an effective registration statement under the Securities Act or (B) have been sold to the public pursuant to Rule 144 under the Securities Act or any similar successor rule; (ii) any Shares that have been sold to the public outside the United States pursuant to the statutes applicable to such sale in the country or jurisdiction in which such Shares were sold; or
                  (iii) any Shares issued upon the registration of transfer of another Share that is a Publicly Traded Share.

                  "PURCHASE NOTICE" means a written notice, given in accordance with Bye-Law 34, of the Board's determination to require a Shareholder to sell Excess Shares which notice shall specify the date on which any such Excess Shares are to be purchased and the applicable Purchase Price.

                  "PURCHASE PRICE" means, with respect to any Excess Shares that a Required Seller is required to sell in accordance with Bye-Laws 33 through 37, an amount equal to the Fair Value of such Shares on the date of the purchase of the Excess Shares.

                  "REGISTER" means the Register of Shareholders of the Company.

                  "REGISTERED OFFICE" means the registered office for the time being of the Company.

                  "RELATED GROUP" means a group of Shareholders that are investment vehicles and are under common control or management.

                  "REQUIRED SALE" shall have the meaning given such term in Bye-Law 35.

                  "REQUIRED SALE ALLOCATION" shall have the meaning given such term in Bye-Law 35.

                  "REQUIRED SALE AMOUNT" shall have the meaning given such term in Bye-Law 35.

                  "REQUIRED SALE NOTICE" shall have the meaning given such term in Bye-Law 35.

                  "REQUIRED SELLER" shall have the meaning given such term in Bye-Law 34.

                  "RESIDENT REPRESENTATIVE" means the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative.

                  "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-Laws.

                  "SEAL" means the common seal of the Company and includes any duplicate thereof.

                  "SECRETARY" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any United States federal statute then in effect that has replaced such statute

                  "SHAREHOLDER" means a shareholder or member of the Company.

                  "SHAREHOLDERS AGREEMENT" means that certain Amended and Restated Shareholders Agreement, dated as of February ___, 2003, among the Company, Endurance Specialty Insurance Ltd. and each of the Shareholders and Warrant Holders listed on Schedule A thereto.

                  "SHARE PURCHASE RIGHTS" means any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of Shares or Convertible Securities, whether or not immediately exercisable.

                  "SHARES" means any shares in the share capital of the Company.

                  "SPECIFIED PURCHASE AMOUNT" shall have the meaning given such term in Bye-Law 35.

                  "SPONSOR" has the meaning assigned such term in the Shareholders Agreement.

                  "THESE BYE-LAWS" means these Amended and Restated Bye-Laws in their present form or as from time to time amended.

                  "THIRD-PARTY PURCHASER" shall have the meaning given such term in Bye-Law 35.

                  "THRESHOLD PERCENTAGE" means, with respect to an Affected Shareholder, the greater of (x) 85% of the aggregate voting power of the Shares held by such Affected Shareholder immediately before a transfer or exercise described in paragraph (4) of Bye-Law 69 and (y) 80% of the aggregate voting power of the Shares held by such Affected Shareholder before giving effect to all reductions resulting from such transfer or exercise and any and all prior transfers of direct or indirect interests in Shares by persons that are not the Affected Shareholder or its Affiliate, transfers of direct or indirect interests in Warrants by persons that are not the Affected Shareholder or its Affiliate to persons that are not Permitted Transferees of the original holder of such Warrants, and exercises of Warrants by persons that are not the original holder of such Warrants or a Permitted Transferee of such holder or the Affected Shareholder or its Affiliate.

                  "TRANSFER," when used with respect to Shares, includes granting security interests in Shares, pledging Shares, or otherwise transferring or disposing of any interest in Shares.

                  "U.S. PERSON" means a "United States person" as defined in
                  Section 957(c) of the Code.

                  "UNITED STATES" means the United States of America and dependent territories or any part thereof.

                  "VOTING RATIO" of a Shareholder means the ratio of the (x) the aggregate number of votes to which the Shares held by such Shareholder are entitled pursuant to Bye-Laws 68 and 69 divided by the number of votes conferred by all issued and outstanding Shares to (y) the aggregate number of Shares owned by such Shareholder divided by the total number of Shares issued and outstanding.

                  "WARRANT" means an Initial Warrant or a Class A Warrant.

                  "WARRANT HOLDER" has the meaning assigned such term in the Shareholders Agreement.

         (2) For the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

         (3) Words importing only the singular number include the plural number and vice versa;

         (4) Words importing only the masculine gender include the feminine and neuter genders respectively;

         (5) Words importing persons include any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, unincorporated organization, government (or an agency or political subdivision thereof) or other entity;

         (6) Reference to writing shall include typewriting, printing, lithography, photography, telecopy and other modes of representing or reproducing words in a legible and non-transitory form;

         (7) Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                                REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                  SHARE RIGHTS

3. Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

4.       (1)      Subject to the Companies Acts, any redeemable preference
                  Shares may, with the sanction of a resolution of the Board, be issued on terms:

                  (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

                  (b) that they are liable to be redeemed at the option of the Company; and/or,

                  (c) if authorised by the Memorandum, that they are liable to be redeemed at the option of the holder.

                  The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

         (2) The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own Shares, of any class, at any price (whether at par or above or below par), and any Shares to be so purchased may be selected in any manner, upon such terms as the Board may in its discretion determine PROVIDED ALWAYS that such purchase is effected in accordance with the provisions of the Companies Acts. To the extent permitted by the Companies Acts, the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash.

                             MODIFICATION OF RIGHTS

5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of Shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued Shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such Shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Shares of the relevant class, that every holder of Shares of the relevant class shall be entitled on a poll to one vote for every such Share held by him and that any holder of Shares of the relevant class present in person or by proxy may demand a poll; PROVIDED, HOWEVER, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

6. For the purpose of this Bye-Law, unless otherwise expressly provided by the rights attaching to or the terms of issue of such Shares or class of Shares, such rights or terms, as the case may be, shall not be deemed to be altered by:

         (1) the creation or issue of further Shares ranking pari passu therewith;

         (2) the creation or issue for full value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

         (3)      the purchase or redemption by the Company of any of its own
                  Shares.

                                     SHARES

7. The share capital of the Company shall consist of Ordinary Shares and Class A Shares.

         (1) All Ordinary Shares shall have the voting power determined pursuant to Bye-Laws 68 through 73.

         (2) All Class A Shares shall have all of the rights of, and shall be treated identically in all respects with, Ordinary Shares (including with respect to dividends and other distributions, whether of cash or other property (including securities), stock splits, subdivisions and combinations, reorganizations, reclassifications, amalgamations, mergers, consolidations, liquidations, distributions or the like or the granting of Share Purchase Rights), except that they shall carry no voting rights other than such voting rights as may be required from time to time by the Companies Acts, these Bye-Laws or the Shareholders Agreement.

         (3) Subject to paragraphs (4) and (5) of this Bye-Law, at any time and from time to time, any holder of Class A Shares (a "Converting Shareholder") may convert all or any portion of its Class A Shares into Ordinary Shares on a one-for-one basis in accordance with the procedures set forth in Bye-Law 8, unless (i) the Board reasonably determines that such conversion of all or any part of such Class A Shares may cause adverse tax consequences, determined after giving effect to the reduction in voting power pursuant to the provisions of Bye Laws 69 through 73, to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares or (ii) in the case of Class A Shares except those initially issued upon the exercise of an Initial Warrant, the Ordinary Shares held by such holder after such a conversion would not have voting power greater than the Ordinary Shares, if any, held by such holder before such a conversion (after giving effect to any reduction in voting power imposed in accordance with Bye-Laws 69 through 73). The Board may elect to accept only a portion of the total Class A Shares requested to be converted if such partial conversion is acceptable to the Converting Shareholder and if the Board reasonably determines that the conversion of a greater amount may cause adverse tax consequences to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares. In the event that the Board declines to accept all or a portion of the total Class A Shares requested to be converted by multiple Shareholders, the Board will use its best efforts to treat similarly situated Shareholders equitably (to the extent possible under the circumstances).

         (4) Class A Shares obtained by a Shareholder upon exercise of an Initial Warrant pursuant to Section 4.1 thereof may, when held by the Warrant Holder that exercised such Initial Warrant or any Affiliate of such Warrant Holder, be converted into Ordinary Shares only if such conversion would not cause any Person to become a 9.5% Shareholder (without giving effect to any provisions of these Bye-Laws that might limit the voting power of such Ordinary Shares).

         (5) Class A Shares issued by the Company other than pursuant to the exercise of an Initial Warrant may not be converted into Ordinary Shares by the Shareholder to whom such Class A Shares were originally issued nor by any Affiliate of such Shareholder.

8.       (1)      Subject to the last sentence of this paragraph  (1), in
                  order to convert Class A Shares, a Converting Shareholder shall deliver to the Company a written request (a "Conversion
                  Request") and share certificate(s) representing the Class A
                  Shares to be converted. The Board shall determine whether to accept the Conversion Request within ten (10) Business Days of receipt of such request. If the Board elects to reject the Conversion Request which it may do only if it reasonably determines that the Conversion may cause adverse tax consequences as determined in subsection 3(i) of Bye-Law 7, or if the Converting Shareholder fails to meet the requirements of subsections 3(ii), (4) or (5) of Bye-Law 7, the Company will return the certificates promptly. The Board may delegate the decision whether to accept the Conversion Request to a committee of the Board, an Officer or other persons. In connection with the exercise of an Initial Warrant, a Shareholder may request a prospective conversion of the Class
                  A Shares to be issued upon exercise thereof, such that the exercise and conversion may occur simultaneously.

         (2) Notwithstanding any other provision hereof, if a conversion of Class A Shares is to be made in connection with any public offering of

                  Ordinary Shares or in connection with any transfer of Shares approval of which is required pursuant to Bye-Laws 41 through 44, at the election of the Converting Shareholder the conversion of Class A Shares may be conditioned upon the consummation of such public offering or transfer (with such conversion to occur simultaneously therewith).

         (3) Within five (5) Business Days after a Conversion Request is accepted by the Board (or simultaneously with a public offering or other transfer if made in connection therewith), the Company shall deliver to the Converting Shareholder (or, if applicable, to its transferee):

                  (a) a certificate representing the Ordinary Shares into which the number of Class A Shares accepted for conversion have been converted; and

                  (b) a certificate representing the Class A Shares, if any, that were represented by the certificate delivered to the Company but were not converted.

         (4) The issuance of certificates for Ordinary Shares upon any conversion of Class A Shares shall be made without charge to the Converting Shareholders for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion. The Ordinary Shares into which such Class A Shares shall have been converted shall be validly issued and fully paid.

9. Subject to the provisions of these Bye-Laws, the unissued Shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

10. Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote (subject to any adjustments made pursuant to Bye-Law 69), to receive dividends and distributions and to participate in a winding-up.

11. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any Share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

12. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

13. If a Share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

14. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, and may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

15. Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii) any such transfer shall be subject to the applicable provisions of Bye-Law 41.

                                      LIEN

16. The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of such Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid Share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a Share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-Law.

17. The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the Share.

18. The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Share prior to the sale) be paid to the person who was the holder of the Share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

19.      (1)      Whenever any law for the time being of any country, state
                  or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:

                  (a)      the death of such Shareholder;

                  (b) the non-payment of any income tax or other tax by such Shareholder;

                  (c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

                  (d)      any other act or thing;

                  in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

         (2) the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

         (3) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest thereon (at a rate not exceeding that permissible under the Interest and Credit Charges (Regulation) Act 1975 of Bermuda) from the date of payment to the date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

         (4) the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

         (5) the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

                  Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

                                 CALLS ON SHARES

20. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares (whether on account of the par value of the Shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Board may determine.

21. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

22. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

23. If a sum called in respect of the Share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

24. Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25. The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                              FORFEITURE OF SHARES

26. If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27. The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

28. If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

29. When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

30. A forfeited Share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

31. A person whose Shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited Shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

32. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a Share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any) given for the Share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the Share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Share.

                             REQUIRED SALE OF SHARES

33. If the Board reasonably determines, upon the written advice of counsel, that any Shareholder's ownership of Shares (after giving effect to any adjustment to voting power imposed in accordance with Bye-Laws 69 through 73) will result in adverse tax consequences to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares, then (after providing such Shareholder with a cure period of thirty (30) days, or such longer period as the Board in its sole discretion shall determine to be reasonable under the circumstances) the Company will have the option, but not the obligation, to require such Shareholder to sell to the Company (subject to compliance with Section 42A of the Companies Acts), or to one or more other Shareholders or third parties (subject to compliance with the provisions of this Bye-Law and Bye-Laws 34 through
         37), such number of Shares as the Board reasonably determines, upon the written advice of counsel, to be necessary to avoid or cure such adverse consequences (the "Excess Shares") for immediately available funds in an amount equal to the Purchase Price; PROVIDED that the Board will use its best efforts to exercise this option equally among similarly situated Shareholders (to the extent possible under the circumstances). The Company's determination to require a Shareholder to sell Excess Shares in accordance with this Bye-Law shall be binding on such Shareholder.

34. In the event that the Company determines, pursuant to Bye-Law 33, to require a Shareholder (a "Required Seller") to sell any Excess Shares, the Company shall provide a Purchase Notice to such Shareholder. The

         Company may revoke the Purchase Notice at any time prior to the closing of such sale.

35. In the event that the Company determines, pursuant to Bye-Law 33, to require a Required Seller to sell any Excess Shares to a person or persons other than the Company (a "Required Sale"), the Company shall given written notice (the "Required Sale Notice") to the other Shareholders (the "Eligible Purchasers") setting forth the number of Shares to be sold to a person or persons other than the Company (the "Required Sale Amount") and the Purchase Price. Each Eligible Purchaser shall have the right, exercisable by written notice given to the Company (with a copy to the Shareholder whose Shares are being sold) within ten (10) Business Days after the Required Sale Notice is given by the Company, to purchase such number of Shares as are specified by such Eligible Purchaser in a timely notice of exercise (a "Specified Purchase Amount"). Notwithstanding the foregoing, the number of Shares that each Eligible Purchaser is permitted to purchase in the Required Sale (a "Required Sale Allocation") shall not be greater than the product of (i) the Required Sale Amount and (ii) a fraction, the numerator of which shall be (A) the number of Shares on a Fully Diluted Basis then owned by such Eligible Purchaser, and the denominator of which shall be (B) the aggregate number of Shares then outstanding on a Fully Diluted Basis. The Company shall determine each Eligible Purchaser's Required Sale Allocation after receiving all timely exercise notices and shall notify each Eligible Purchaser of its Required Sale Allocation. If any Eligible Purchaser's Required Sale Allocation exceeds its Specified Purchase Amount, the unused portion of such allocation shall be reallocated by the Company among the other Eligible Purchasers (if any) whose Specified Purchase Amounts exceed their Required Sale Allocations, pro rata based on the respective fractions specified in clause (ii) applicable to each such Eligible Purchaser (with such reallocation repeated until such time as all unused Required Sale

         Allocations are reallocated or no Eligible Purchaser's Specified Purchase Amount exceeds its Required Sale Allocation as so adjusted, whichever comes first). At such time, the Company may elect to purchase, or may offer to one or more persons who are not Eligible Purchasers (each a "Third-Party Purchaser") the opportunity to purchase, the number of Shares by which the Required Sale Amount exceeds the aggregate of all Eligible Purchasers' Required Sale Allocations. An Eligible Purchaser's notice of election given pursuant to this Bye-Law shall constitute an irrevocable commitment of such Eligible Purchaser to purchase Shares in an amount equal to the lesser of such Eligible Purchaser's Specified Amount and its final Required Sale Allocation, subject to the conditions of this Bye-Law and Bye-Laws 36 and 37.

36. The closing of a sale of Excess Shares shall take place at a location and date selected by the Company and set forth in a written notice given to the Required Seller, the Eligible Purchasers (if any) and the Third-Party Purchasers (if any) at least five (5) Business Days prior to the closing date specified therein; PROVIDED, HOWEVER, that such closing date shall be no earlier than the latest of (i) five (5) Business Days after a Purchase Notice is given with respect to a purchase of Excess Shares, (ii) five (5) Business Days after the date of determination of Appraised Value in the event that a Shareholder objects to the Board's determination of Fair Value contained in a Purchase Notice, (iii) five (5) Business Days after the receipt of any required permissions from the Bermuda Monetary Authority or any other applicable governmental authority, (iv) five (5) Business Days after the final Required Sale Allocations are made pursuant to Bye-Law 35, and (v) five (5) Business Days after the last Third-Party Purchaser accepts an offer to purchase Shares in a Required Sale pursuant to Bye-Law 35. Payment of the Purchase Price by the Company, Eligible Purchasers or Third-Party Purchasers, as the case may be, shall be by wire transfer at such closing.

37. Notwithstanding the provisions of Bye-Laws 35 and 36, no person shall be permitted to purchase Shares in a Required Sale to the extent that such purchase would (after giving effect to any adjustment to voting power imposed in accordance with Bye-Laws 69 through 73) cause adverse tax consequences to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such person constitute Controlled Shares.

                            REGISTER OF SHAREHOLDERS

38. The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers.

39. The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 11.

                       REGISTER OF DIRECTORS AND OFFICERS

40. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                               TRANSFER OF SHARES

41. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, including, without limitation, the provisions of this Bye-Law and Bye-Law 42, any Shareholder may transfer all or any of his Shares by an instrument of transfer in the usual common form, or in any other form or by any other method permissible under applicable law, in either case as may be approved by the Board.

         (1) The instrument of transfer of a Share shall be signed by or on behalf of the transferor and, where any Share is not fully-paid, the transferee.

         (2) The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any Share which is not a fully-paid Share.

         (3) The Board may refuse to recognise an instrument of transfer unless the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

         (4) The Board may refuse to recognise an instrument of transfer unless the instrument of transfer is in respect of only one class of Share.

         (5) The Board may decline to register any transfer unless the instrument of transfer is in favour of less than five persons jointly.

         (6) The Board may also decline to register any transfer unless it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

         (7) All instruments of transfer when registered may be retained by the Company.

         (8) No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making an entry in the Register relating to any Share.

         (9) Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and under Bye-Law 43.

42. No Shareholder shall transfer any Shares, or any interest therein (other than a transfer to the Company), that are not Publicly Traded Shares unless (i) the Board, by the affirmative vote of more than fifty percent (50%) of the Directors then in office, or of the members of a committee constituted under Bye-Law 112 to which the Board shall have delegated the matter, shall have approved such proposed transaction and
         (ii) the Shareholder shall have given to the Company:

         (1) thirty (30) days' written notice (or such lesser notice as the Board shall require) of such proposed action, which notice shall describe the proposed transfer in reasonable detail;

         (2) all certifications, statements and affidavits requested by the Company pursuant to Bye-Law 74 and such other information about the proposed transfer of Shares or the proposed transferee as the Company may reasonably request;

         (3) an agreement executed by the proposed transferee, in form and substance reasonably satisfactory to the Company, agreeing to be bound by all of the provisions of the Shareholders Agreement;

         (4) certification that the proposed transferee has been approved by the Bermuda Monetary Authority, if such approval is required for transfer under Bermuda law; and

         (5) an opinion of counsel or other documentation reasonably satisfactory to the Company to the effect that the proposed transfer of Shares may be effected without registration of such Shares under the Securities Act and applicable United States state securities laws;

         PROVIDED, HOWEVER, that the Board or the committee appointed by the Board shall not unreasonably withhold its consent to any transfer, it being understood that the Board may decline to consent to any transfer which it reasonably determines will result in adverse tax consequences to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares (after giving effect to any adjustment to voting power imposed in accordance with Bye-Laws 69 through 73);

         PROVIDED, FURTHER, that (A) any transfer to a Permitted Transferee shall be exempt from compliance with clause (i) and subclauses (1) and
         (2) of clause (ii) above; (B) any transfer permitted by Rule 144 under the Securities Act shall be exempt from compliance with clause (i) and subclauses (1), (2) and (3) of clause (ii) above; and (C) any transfer of all of the outstanding Shares (and Share Purchase Rights, if any) effected in accordance with Section 12.1 of the Shareholders Agreement shall be exempt from compliance with clause (i) and subclauses (1), (2) and (3) of clause (ii) above.

43.      If the Board declines to register a transfer it shall, within thirty
         (30) days after the date on which the notice or instrument of transfer was delivered to the Board, send to the transferee notice of such refusal.

44. The transferor of a Share shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect thereof. Any purported transfer of any Share in contravention of any of the restrictions on transfer contained in these Bye-Laws shall be void and of no effect and shall not be entered in the Register.

                             TRANSMISSION OF SHARES

45. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his Shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law. For greater certainty, where two or more persons are registered as joint holders of a Share or Shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said Share or Shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

46. Any person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder. The rights of any person becoming entitled to a Share under Bye-Laws 45 through 47 shall be subject to the Company's right to require a Shareholder to sell Excess Shares in accordance with Bye-Laws 33 through 37.

47. A person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the Shares until the requirements of the notice have been complied with.

48. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 45 through 47.

                               INCREASE OF CAPITAL

49. The Company may from time to time increase its capital by such sum to be divided into Shares of such par value as the Company by Resolution shall prescribe and in any manner permitted by the Companies Acts.

50. The Company may, by the Resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of Shares of any class or classes in proportion to the number of such Shares held by them respectively or make any other provision as to the issue of the new Shares.

51. The new Shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

52. The Company may from time to time by Resolution and in any manner permitted by the Companies Acts:-

         (1) divide its Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

         (2) consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

         (3) sub-divide its Shares or any of them into Shares of smaller par value than is fixed by the Memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

         (4) make provision for the issue and allotment of Shares which do not carry any voting rights;

         (5) cancel Shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled; and

         (6)      change the currency denomination of its share capital.

         Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

53. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference Shares into redeemable preference Shares.

                              REDUCTION OF CAPITAL

54. Subject to the Companies Acts, the Memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium or contributed surplus account in any manner.

55. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of Shares, those Shares to be affected.

                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS

56.      (1)      The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board or the President of the Company may, whenever it or he thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special
                  General Meetings.

         (2) Except in the case of the removal of auditors or Directors, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or any class thereof or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company or any class thereof who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed in as many counterparts as may be necessary.

         (3) For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

         (4) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

                           NOTICE OF GENERAL MEETINGS

57. An Annual General Meeting shall be called by not less than ten (10) days' notice in writing and a Special General Meeting shall be called by not less than ten (10) days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 143 and 144 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company and to any Director or Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

58. A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares of the Company present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

59. Subject to the Companies Acts, the Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with Bye-Law 143 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 57.

60. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

61. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least four Shareholders present in person or by proxy and representing more than fifty percent (50%) of the aggregate voting power of the Company shall be a quorum for all purposes; PROVIDED, HOWEVER, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

62. If within fifteen (15) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present in person or by proxy, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The Company shall give not less than ten (10) days' notice of any meeting adjourned through want of a quorum.

63. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

64. Each Director upon giving the notice referred to in Bye-Law 57, and the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

65. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five (5) minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

66. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject to the Companies Acts, in addition to any other power of adjournment conferred by law the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

67. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                              VOTES OF SHAREHOLDERS

68. Subject to the provisions of Bye-Laws 69 through 74, and subject to any rights and restrictions for the time being attached to any class or classes of Shares, every Shareholder and every person representing a Shareholder by proxy shall have one vote for each Share carrying the right to vote on the matter in question of which he or the person represented by proxy is shown in the Register as the holder. All matters in these Bye-Laws that are subject to a vote or approval of Shareholders shall be based upon the voting power of such Shareholders' Shares as determined pursuant to Bye-Laws 68 through 74. For the avoidance of doubt, in applying the provisions of these Bye-Laws, a Share may carry a fraction of a vote.

THE FOLLOWING ARTICLES 69 THROUGH 73 WILL TERMINATE UPON THE CLOSING OF AN INITIAL PUBLIC OFFERING OF THE COMPANY'S SHARES:

69. If and for so long as the votes conferred by the Controlled Shares of any U.S. Person that owns Shares directly or indirectly within the meaning of Section 958(a) of the Code would otherwise exceed the Maximum Percentage of the votes conferred by all of the issued and outstanding Shares, each Share shall confer only a fraction of a vote, including, without limitation, at any election of Directors or for any other matter, as follows:

         (1) The voting power of Shares directly held by a Shareholder shall be restricted based on each Shareholder's ownership of Shares, in each case together with any Permitted Transferees (other than in connection with a distribution to all limited partners in proportion to their ownership) who receive Shares by transfer from a Shareholder (but only with respect to those Shares so received) as follows:

                  (a) Each of the following Shareholders shall have a Voting Ratio equal to 1.0:

                            Farmers Group, Inc.
                            Centre Strategic Investments Holdings Limited BG Investments, Ltd.
                            Reservoir Capital Master Fund, L.P.
                            Reservoir Capital Partners, L.P.
                            Perry Partners, L.P.
                            Perry European Fund, L.P.
                            PGR Holding, LLC
                            Patrick G. Ryan, Jr.
                            The Corbett M. W. Ryan Living Trust dated
                            July 13, 2001
                            Robert J. W. Ryan
                            Paul T. Schultz
                            SIRRAH Associates Limited Partnership
                            Noel Lee Dunn
                            Fred L. Turner Trust
                            Edgar D. Jannotta
                            Richard Kiphart
                            Lester B. Knight
                            Kenneth LeStrange
                            Andrew J. McKenna
                            Donald S. Perkins
                            MLL Investments LLC

                            Richard C. Notebaert 1998 Trust
                            LY - Endurance, LLC

                  (b) Each of the following Shareholders shall have a Voting Ratio equal to 1.25: Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P.

                  (c) Each of the following Shareholders shall have a Voting Ratio equal to 0.33: First Plaza Group Trust, GM Capital Partners I, L.P., Teachers Insurance & Annuities Association of America, Putnam Investment Holdings, LLC, Putnam Investments Employees' Securities Company I, LLC and Putnam Investments Employees' Securities Company II, LLC.

                  (d) Aon Deferred Benefit Plan shall have a Voting Ratio equal to 2.6.

                  (e) Shares owned by Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, Putnam Investments Employees' Securities Company II LLC, Thomas H Lee Investors Limited Partnership and State Street Bank and Trust Company, not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust shall not, in the aggregate, carry more than 9.90% of the total votes conferred by all of the issued and outstanding Shares.

                  (f) Shares owned by Metro Center Investments Pte Ltd shall not carry more than 16% of the total votes conferred by all of the issued and outstanding Shares, PROVIDED HOWEVER, that Shares owned by this Shareholder shall not carry more than 13% of the total votes conferred by all of the issued and outstanding Shares unless and until the voting power of all Shares held by each other Shareholder named in this Bye-Law 69(1) has been maximized.

                  (g) Shares owned by Perry European Fund, L.P., Perry European Fund, Ltd., Perry Partners International, Inc., Perry Partners European Fund, L.P., and Perry Partners L.P. shall not, in the aggregate, carry more than 9.7% of the total votes conferred by all of the issued and outstanding Shares.

                  (h) Shares owned by any Shareholder (or any transferee of a Shareholder) whose name is not set forth in the preceding paragraph (b) or any of the preceding paragraphs (e) through (g) shall not carry more than 9.09% of the total votes conferred by all of the issued and outstanding Shares.

                  (i) Any transferee (other than a Permitted Transferee covered by the introductory clause of paragraph (1) of this Bye-Law) shall have a Voting Ratio equal to
                           1.0 unless the Board by the affirmative vote of more than two thirds of the Directors then in office shall approve a different voting power for the transferred Shares.

         (2) In addition to the allocations of voting power of Shares set forth in paragraph (1) of this Bye-Law and (except where the foregoing allocations would be impermissible under Bye-Law 71) to the extent not inconsistent with such allocations, the voting power of all Shares owned by each Excess Shareholder and by Shareholders whose shares are included in the Controlled Shares of such Excess Shareholder (collectively with such Excess Shareholder, an "Excess Shareholder Group") shall be reduced as follows:

                  (a) Beginning with the Excess Shareholders who have Controlled Shares attributed to them from an entity in which such Excess Shareholder has an ownership interest

                           (each such Excess Shareholder, an "Owner Excess Shareholder"), first (i) the voting power of the Shares directly held by each Owner Excess Shareholder or held in entities controlled by such Owner Excess Shareholder shall be reduced to the extent necessary so that the voting power of the Controlled Shares of each Owner Excess Shareholder does not exceed the Maximum Percentage.

                  (b) If, after the reduction described in paragraph (a), the voting power of the Controlled Shares of any Excess Shareholder still exceeds the Maximum Percentage, then the voting power of the Shares held by each Shareholder in an Excess Shareholder Group that are included in the Controlled Shares of each such Excess Shareholder shall each be reduced proportionately in accordance with the relative voting power of the Shares held by each Shareholder in all such Excess Shareholder Groups such that the aggregate number of votes represented by the Controlled Shares of each Excess Shareholder equals the Maximum Percentage times the number of votes conferred by all of the issued and outstanding Shares.

                  (c) The voting power of Shares directly held by each Shareholder shall be increased proportionately in accordance with the reduction in voting power of such Shares pursuant to paragraphs (a) and (b) above, to the extent that (i) the voting power of such Shares was reduced pursuant to paragraph (a) or (b) above and (ii) such increase does not cause any Shareholder to become an Excess Shareholder.

                  (d) The steps in paragraphs (a), (b) and (c) above shall be repeated to the extent necessary so that there is no longer an Excess Shareholder.

         (3) For purposes of paragraphs (1) and (2) of this Bye-Law, the following groups of Shareholders (in each case, together with any Permitted Transferees who receive Shares by transfer from a Shareholder belonging to the group (but only with respect to those Shares so received)) shall each be treated as a single
                  Shareholder:

                  (a) TPG Endurance Partners (Cayman), L.P., TPG Endurance Investments (Cayman), L.P. and TPG Dutch Parallel III, C.V.;

                  (b) Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P.;

                  (c) Combined Specialty Corporation, Combined Insurance Company of America, Combined Specialty Insurance Company, Resource Life Insurance Company, London General Insurance Company Limited, Sterling Life Insurance Company and Combined Life Assurance Company of Europe Limited;

                  (d) Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Thomas H Lee Investors Limited Partnership, State Street Bank and Trust Company, not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust, and (solely for purposes of Bye-Law 69(1)(e)) Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, Putnam Investments Employees' Securities Company II LLC;

                  (e) Perry European Fund, Ltd. and Perry Partners International, Inc.; and

                  (f) Perry European Fund, L.P., and Perry Partners L.P., and, (solely for purposes of Bye-Law 69(1)(g)), Perry European

                           Fund, L.P., Perry European Fund, Ltd., and Perry Partners International, Inc.

         (4) In the event that the aggregate voting power of the Shares held by an Affected Shareholder would be reduced pursuant to paragraphs (1) through (3) of this Bye-Law below the Threshold Percentage as a result of any transfer of a direct or indirect interest in other Shares by a person that is not the Affected Shareholder or its Affiliate (or as result of the transfer of a direct or indirect interest in Warrants by a person that is not the Affected Shareholder or its Affiliate to a person that is not a Permitted Transferee of the original holder of such Warrants and/or the exercise of Warrants by a person that is not the original holder of such Warrants or a Permitted Transferee of such holder, or the Affected Shareholder or its Affiliate), the voting power of the transferred Shares or Shares received on exercise of a Warrant shall be reduced to the extent necessary so that the aggregate voting power of the Shares held by such Affected Shareholder shall not be below the Threshold Percentage. For purposes of this paragraph (4) and the definitions used herein, each of the following groups of Shareholders (in each case, together with any Permitted Transferees who receive Shares by transfer from a Shareholder belonging to the Group (but only with respect to those Shares so received)) shall be treated as a single Shareholder:

                  (a) Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, Putnam Investments Employees' Securities Company II LLC, Thomas H. Lee Investors Limited Partnership and State Street Bank and Trust

                           Company, not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust; and

                  (b) Perry European Fund, L.P., Perry European Fund, Ltd., Perry Partners International, Inc. and Perry Partners, L.P.

70. The Board may, upon the written advice of counsel, deviate from any of the principles described in Bye-Law 69 and determine that Shares held by a Shareholder shall carry different voting rights, or no voting rights, to the extent that the Board, in its reasonable discretion, deems it appropriate (1) to prevent any U.S. Person from being or becoming an Excess Shareholder, (2) to avoid adverse tax consequences to the Company, any subsidiary of the Company, or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares or (3) as a consequence of the fact that a Shareholder and, if applicable, any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares would not be required to include amounts with respect to the Company in gross income under
         Section 951(a)(1) of the Code; PROVIDED, HOWEVER, that the allocation of additional voting power to a Shareholder pursuant to clause (3) of this Bye-Law shall be subject to such Shareholder's reasonable right to decline such additional voting power by giving written notice to the Board that accepting such additional voting power would create a material risk of adverse tax consequences for such Shareholder or, if applicable, any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares.

71. Notwithstanding any provision of these Bye-Laws to the contrary, the number of votes conferred by the Shares which constitute Controlled Shares of any U.S. Person that owns Shares directly or indirectly within the meaning of Section 958(a) of the Code shall not exceed the product of the Maximum Percentage and the number of votes conferred by all of the issued and outstanding Shares, unless such person and any U.S. Person as to which the Shares held by such person constitute Controlled Shares would not be required to include amounts with respect to the Company in gross income under Section 951(a)(1) of the Code.

72. The determination by the Board, made in good faith, upon the written advice of counsel, as to the vote conferred by each Share that is one of the Controlled Shares of any person where such Controlled Shares exceed the Maximum Percentage of the votes conferred by all of the issued and outstanding Shares shall be final and binding upon such person.

73. Prior to any date on which Shareholders shall vote on any matter, the Board shall notify the Shareholders of the voting power conferred by their Shares determined in accordance with these Bye-Laws. At least 10 Business Days prior to any date on which Shareholders shall vote on any matter, the Board shall notify the Shareholders of the voting power conferred by their Shares determined in accordance with these Bye-laws. Any Shareholder who requires any information regarding such determination or desires to dispute such determination shall notify the Company within 5 Business Days of receiving such notice. Following the Company's receipt of a dispute notice, the Board, the disputing Shareholder and any other affected Shareholder will attempt to resolve in good faith as expeditiously as possible such dispute.

THE FOLLOWING ARTICLES 69 THROUGH 73 WILL BE EFFECTIVE IMMEDIATELY FOLLOWING THE CLOSING OF AN INITIAL PUBLIC OFFERING OF THE COMPANY'S SHARES:

69.      (1)      If, as a result of giving effect to the provisions of
                  Bye-Law 68 or otherwise, the votes conferred by the Controlled
                  Shares of any person would otherwise cause such person to be treated as a 9.5% Shareholder, the votes conferred by the Shares of such person's Control Group are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled
                  Shares of such person shall not exceed 9.5% (or such other percentage as determined under Bye-Law 69(3)) of the total voting power of all of the Shares entitled to vote on the matter in question.

         (2) The reduction in votes pursuant to Bye-Law 69(1) shall be determined as follows:

                  (a) Beginning with the Control Group of the person whose Controlled Shares have the largest number of votes and continuing, as required, with the Control Group of each person whose Controlled Shares successively have a smaller number of votes (after giving effect to prior reductions), the reduction in votes conferred by the Shares of a Control Group shall be effected proportionately among all the Shares of such Control Group in accordance with the relative voting power of such Shares, provided, however, that the votes conferred by the Shares directly owned by Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P. shall not be reduced below one vote per share pursuant to this Bye-Law 69(2).

                  (b) After all required reductions to Shares of Control Groups are effected pursuant to subparagraph (a), the amount of any reduction in the votes of the Shares held by each Shareholder effected by application of subparagraph (a) above shall be (i) reallocated among and conferred on the Shares held directly by such Shareholder, proportionately in accordance with the reduction in voting power of such Shares pursuant to subparagraph (a) above, to the extent that so doing does not cause any person to be treated as a 9.5% Shareholder and (ii) the amount of any remaining reduction in votes shall then be allocated and conferred proportionately among the Shares held directly by all other Shareholders in accordance with the relative voting power of such Shares; provided, however, that no Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% Shareholder.

         (3)      Upon written notification by a Shareholder to the Board,

                  (a) such Shareholder shall be entitled to direct that the Board (x) treat it (and/or any specified Affiliate to whom Shares owned by such Shareholder could be attributed pursuant to Section 958(a) of the Code) as a U.S. Person, and/or (y) treat it, together with other related Shareholders so designated by such Shareholder, as one person for purposes of determining such Shareholder's Control Group; or

                  (b) the number of votes conferred by the total number of Shares held by such Shareholder shall be reduced to that percentage of the total voting power of the Company, as so designated by such Shareholder (subject to acceptance of such reduction by the Board in its sole discretion) so that (and to the extent that) such Shareholder may satisfy any applicable insurance or other regulatory requirement (including tax regulatory) or voting threshold or limitation that may be applicable to such Shareholder.

         (4) If, after giving effect to the provisions of Bye-Laws 69(1) and (2), the votes conferred by the Shares directly held by any Related Group would otherwise represent more than 9.5% of the votes conferred by all of the issued and outstanding Shares, the votes conferred by such Shares are hereby reduced (and shall be automatically reduced in the future) proportionately among all the Shares directly held by such Related Group in accordance with the relative voting power of such Shares, by whatever amount is necessary so that after any such reduction the votes conferred by the Shares directly held by such Related Group shall not exceed 9.5% of the votes conferred by all of the issued and outstanding Shares. The amount of any reduction in votes pursuant to this Bye-Law 69(4) shall then be allocated and conferred proportionately among the Shares held directly by all Shareholders who are not in such Related Group in accordance with the relative voting power of such Shares; provided, however, that no Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% Shareholder.

         (5) Notwithstanding anything to the contrary in this Bye-Law 69, the votes conferred by the Controlled Shares of any Shareholder shall not exceed such amount as would result in any U.S. Person that owns Shares of the Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.5% (or such lower percentage designated by a Shareholder pursuant to Bye-Law provision 69(3) hereof) of the aggregate voting power of the votes conferred by all the Shares of the Company entitled to vote on a particular matter in question.

         (6) The Board shall implement the foregoing in the manner set forth in this Bye-Law. In addition to any other provision of this Bye-Law 69, any Shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines in good faith that it is necessary that such Shares should not carry the right to vote or shall have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary of the Company or any Shareholder or its affiliates; provided, that the Board will use reasonable efforts to exercise such discretion equally among similarly situated Shareholders to the extent possible under the circumstances and provided further, that the Board shall reallocate the amount of any reduction in vote in the manner described in Bye-Law 69(2)(b).

70. The determination by the Board, made in good faith, upon the written advice of counsel, as to any adjustments to voting power of any Share made pursuant to Bye-Law 69 shall be final and binding.

71. Prior to any vote being cast on a resolution proposed at a meeting, the Board of Directors shall notify the Shareholders of the voting power conferred by their Shares at such meeting determined in accordance with Bye-Laws 68 and 69 hereof.

72.      [Intentionally Left Blank]

73.      [Intentionally Left Blank]

                             SHAREHOLDER DISCLOSURE

74.      (1)      Subject to the provisions of this Bye-Law 74, the Company
                  shall have the authority to request from any Shareholder, and such Shareholder shall provide to the Company, such information as the Company may reasonably request for the purpose of determining whether any Shareholder's voting rights are to be adjusted pursuant to Bye-Laws 68-71.

         (2) Any information provided by each Shareholder to the Company pursuant to this Bye-Law or for purposes of making the analysis required by Bye-Laws 33, 42 or 69-71, shall be deemed "confidential information" (the "Confidential Information") and shall be used by the Company solely for the purposes contemplated by those Bye-Laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except
                  (i) to the Internal Revenue Service (the "Service") if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-Laws (iii) to officers and employees of the Company, as set forth in Bye-Law 74(3) or (iv) as otherwise required by law or regulation.

         (3) The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in Bye-law 74(2)(ii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by Bye-Law 33, 42 or 69-71 or to determine whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of
                  Section 953(c) of the Code. Prior to granting access to the Confidential Information to such persons or to any officer or employee as set forth below, the Company shall inform them of its confidential nature and of the provisions of this Bye-Law and shall require them to abide by all the provisions hereof. The Company shall not disclose the Confidential Information to any Director (other than a Director that is also Chief Executive Officer, Chairman, Deputy Chairman, President or Vice President, except as required by law or regulation, upon request to the Company). The Company shall be permitted to disclose the Confidential Information to an officer of the Company or any of its Subsidiaries, but only if such officer requires the Confidential Information to determine whether the Company would realize any income that would be included in the income of any Shareholder by operation of Section 953(c) of the Code or to implement Bye-Law 33, 42 or 69-71. For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application of Bye-Law 69-71. At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax related analysis.

         (4) The Company shall (i) notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-Law, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded to all such disclosed information.

         (5) If a Shareholder fails to respond to a request for information from the Company pursuant to this Bye-Law or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion (after considering the circumstances described in any response to the request by the Shareholder and providing such Shareholder with a cure period of such length, if any, as the Company in its reasonable discretion shall determine to be reasonable under the circumstances) determine that such Shareholder's Shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

         (6) The Board may rely exclusively on the analysis, deliberation, reports and other communications of those persons specified in
                  (i)-(iii) of Bye-Law 74(2) above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section 953(c) of the Code or implementing Bye-Law 33, 42 or 69.

                                VOTING PROCEDURES

75. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

76. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

         (1)      the chairman of the meeting; or

         (2) at least three Shareholders present in person or represented by proxy; or

         (3) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one eleventh of the total voting rights of all the Shareholders having the right to vote at such meeting; or

         (4) a Shareholder or Shareholders present in person or represented by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid up equal to not less than one eleventh of the total sum paid up on all such Shares conferring such right.

         The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand for a poll was made. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

77. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

78. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

79. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

80.      On a poll, votes may be cast either personally or by proxy.

81. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

82. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

83. In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

84. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

85. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

86.      If:

         (1) any objection shall be raised to the qualification of any voter; or,

         (2) any votes have been counted which ought not to have been counted or which might have been rejected; or,

         (3)      any votes are not counted which ought to have been counted,

         the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

87. A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder.

88. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

89. Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. For the purposes of service on the Company pursuant to this Bye-Law, the provisions of Bye-Law 143 as to service on Shareholders shall mutatis mutandis apply to service on the Company. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

90. Subject to Bye-Law 89, the instrument appointing a proxy or authorisation, as the case may be, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) by such date and time specified in the notice prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy or authorisation, as the case may be, shall not be treated as valid.

91. Instruments of proxy or authorisation, as the case may be, shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy or authorisation, as the case may be, for use at that meeting or in connection with that written resolution. The instrument of proxy or authorisation, as the case may be, shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation, as the case may be, shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

92. A vote given in accordance with the terms of an instrument of proxy or authorisation, as the case may be, shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or authorisation, as the case may be, or of the authority under which it was executed, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation, as the case may be, in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy or authorisation, as the case may be, is used.

93. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations, as the case may be, and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

94.      (1)      The number of Directors constituting the Board shall be
                  not less than two (2) nor more than twenty (20), the exact number to be determined from time to time by the Company by Resolution; PROVIDED, HOWEVER, that if no such Resolution shall be in effect the number of Directors shall be twelve
                  (12). The Board shall be divided into three classes, with the term of the office of one class expiring each year. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board.

         (2) Immediately prior to the adoption of these Bye-Laws, the following persons were in office and designated as Class I, II, III and IV Directors serving for respective terms expiring at the relevant annual general meeting set out opposite their names:

--------------------------------------------------------------------------------
NAME OF DIRECTOR                 CLASS        TERM EXPIRES
--------------------------------------------------------------------------------
Kenneth J. LeStrange             I            2007 Annual General Meeting
--------------------------------------------------------------------------------
Bryon G. Ehrhart                 I            2007 Annual General Meeting
--------------------------------------------------------------------------------
James Kroner                     II           2004 Annual General Meeting
--------------------------------------------------------------------------------
Richard J. Sterne                II           2004 Annual General Meeting
--------------------------------------------------------------------------------
Charles G. Froland               II           2004 Annual General Meeting
--------------------------------------------------------------------------------
David Cole                       III          2005 Annual General Meeting
--------------------------------------------------------------------------------
Richard Perry                    III          2005 Annual General Meeting
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Robert Spass                     III          2005 Annual General Meeting
--------------------------------------------------------------------------------
William Bolinder                 IV           2006 Annual General Meeting
--------------------------------------------------------------------------------
Jonathan Coslet                  IV           2006 Annual General Meeting
--------------------------------------------------------------------------------
Anthony DiNovi                   IV           2006 Annual General Meeting
--------------------------------------------------------------------------------

Notwithstanding the provisions of these Bye-Laws:

(i) William Bolinder will be re-designated as a Class III Director immediately upon the adoption of these Bye-Laws; and

(ii) all remaining Class IV Directors in office prior to these Bye-Laws being adopted will be re-designated as Class I Directors immediately upon the adoption of these Bye-Laws.

Upon the adoption of these Bye-Laws, Class II Directors shall hold office for a term expiring at the conclusion of the next Annual General Meeting; Class III Directors shall hold office for a term expiring at the conclusion of the next Annual General Meeting in the year after the Class II Directors' terms expire; and Class I Directors shall hold office for a term expiring at the conclusion of the next Annual General Meeting in the year after the Class III Directors' terms expire. At each Annual General Meeting, successors to Directors whose terms expire at that Annual General Meeting shall be of the same class as the Directors they succeed and shall be elected to hold office for a full three (3) year term. If the number of Directors is altered by Resolution pursuant to this Bye-Law, such Resolution shall apportion any increase or decrease among the classes so as to maintain the number of Directors in each class as equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director. All Directors, upon election or appointment (except upon election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

95. The Company shall at the Annual General Meeting and may by Resolution determine the minimum and the maximum number of Directors and may by Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to elect any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office for the balance of the term of such vacant Board position or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

96. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board. A Director so elected or appointed shall hold office for the balance of the term of such vacant Board position or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

97. If a Shareholder desires to nominate one or more individuals for election as Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder's intent to make such a nomination must be received by the Company at the Registered Office (or at such other place or places as the Board may otherwise specify from time to time for this purpose) not less than 120 days nor more than 150 days before the first anniversary of the date of the notice convening the

         Company's annual general meeting of shareholders for the prior year. Such notice shall set forth (i) the name and address, as it appears in the Register, of the Shareholder who intends to make such nomination;
         (ii) a representation that the Shareholder is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; (iii) the class and number of Shares which are held by the Shareholder; (iv) the name and address of each individual to be nominated; (v) a description of all arrangements or understandings between the Shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the Shareholder;
         (vi) a description of all material personal and business relationships between the Shareholder and any such nominee during the preceding ten
         (10) years; (vii) such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such Regulation; (viii) the consent of any such nominee to serve as a Director, if so elected; and (ix) the certification of any such nominee as to the accuracy and completeness of the information set forth in such notice. The Company will send copies of such notice to all Shareholders with the notice of the Annual General Meeting at which Directors will be elected. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this Bye-Law, and any such nomination not properly brought before the meeting shall not be considered.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

98. The office of a Director shall be vacated upon the happening of any of the following events:

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         (1)      if he resigns his office by notice in writing delivered to the
                  Registered Office or tendered at a meeting of the Board;

         (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

         (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

         (4)      if he is prohibited by law from being a Director;

         (5) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

                               ALTERNATE DIRECTORS

99. A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

100. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

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101.     Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                                    OBSERVERS

102. Pursuant to the provisions of the Shareholders Agreement, certain Shareholders may have the right to designate or remove an Observer who shall (1) have the right to receive due notice of and to attend and participate in (but not vote at) all meetings of the Board and all meetings of committees of the Board other than the Nominating Committee, (2) have the right to receive copies of all documents and other information furnished to Directors and to members of committees of the Board other than the Nominating Committee, (3) have the same rights as any Director to review the books and records of the Company and to make inquiries of and meet with its Officers and employees, (4) have the same rights that a Director has pursuant to Bye-Law 99 mutatis mutandis to appoint and remove a person to act as an Observer in the alternative to himself and (5) be entitled to be indemnified by the Company pursuant to Bye-Laws 147 through 152 to the same extent mutatis mutandis as if he were a Director.

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            DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

103. The amount, if any, of Directors' fees shall from time to time be determined by the Board and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                              DIRECTORS' INTERESTS

104.     (1)      A Director may hold any other office or place of profit
                  with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other
                  Bye-Law.

         (2) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall

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                  be entitled to remuneration for professional services as if he were not a Director.

         (3) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company (except to the extent provided in Bye-Law 158 with respect to a Designated Company) held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

         (4) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

         (5) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement

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                  made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                         POWERS AND DUTIES OF THE BOARD

105. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

106. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

107. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

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108.     The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

109. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS

110. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding

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         those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

111. The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 112, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

112. When required under the requirements from time to time of any stock exchange on which the Shares of the Company are listed, the Board shall appoint an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee in accordance with the requirements of such stock exchange. The Board may also delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

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                            PROCEEDINGS OF THE BOARD

113. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, unless otherwise required by these Bye-Laws. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

114. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or sent to him by post, cable, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

115.     (1)      The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two
                  Directors. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

         (2) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested, and

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                  he shall be taken into account in ascertaining whether a
                  quorum is present, but the resolution with respect to the contract, transaction or arrangement will fail unless it is approved by a majority of the disinterested Directors voting on the resolution.

         (3) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

116. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

117. The Chairman (or President) or, in his absence, the Deputy Chairman (or Vice-President), shall preside as chairman at every meeting of the Board. If at any meeting the Chairman or Deputy Chairman (or the President or Vice-President) is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

118. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

119. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee

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         duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

120. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

121. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                                    OFFICERS

122. The Officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice

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         to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

                                     MINUTES

123. The Board shall cause minutes to be made and books kept for the purpose of recording -

         (1)      all appointments of Officers made by the Board;

         (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

         (3) of all proceedings at meetings of the Company, of the holders of any class of Shares in the Company, of the Board and of committees appointed by the Board or the Shareholders;

         (4)      of all proceedings of its managers (if any).

         Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 141 and the minutes of meetings of the Shareholders of the Company.

                      SECRETARY AND RESIDENT REPRESENTATIVE

124. The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

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125.     A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

126.     (1)      The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof.
                  Should the Seal not have been received at the Registered
                  Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

         (2) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary or by any one person whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; PROVIDED that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication

                          DIVIDENDS AND OTHER PAYMENTS

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127.     The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 135, in paying up in full Shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

128. Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

         (1) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the Shares in respect of which the dividend or distribution is paid, and an amount paid up on a Share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the Share;

         (2) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

129. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

130. No dividend, distribution or other moneys payable by the Company on or in respect of any Share shall bear interest against the Company.

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131.     Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the Shares held by such joint holders.

132. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

133. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer

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         any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board PROVIDED that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

                                    RESERVES

134. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALISATION OF PROFITS

135. The Board may, from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any Shares in the Company held by such Shareholders respectively or in

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         payment up in full of unissued Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, PROVIDED that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued Shares to be issued to such Shareholders credited as fully paid and PROVIDED, FURTHER, that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid Shares of the same class as that from which the relevant share premium was derived.

136. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

137. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

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138.     In relation to any general meeting of the Company or of any class of
         Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a "record date") prior to the date fixed for the meeting (the "meeting date") and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

         (1) each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class (a "record date holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class (in each case subject to Bye-Law 69), in relation to that meeting in respect of the Shares, or the Shares of the relevant class, registered in his name at the record date;

         (2) as regards any Shares, or Shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date ("relevant Shares"), each holder of any relevant Shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant Shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

         (3)      accordingly, except through his proxy pursuant to paragraph
                  (2) of this Bye-Law, a holder of relevant Shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a

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                  Shareholder of the relevant class, in respect of the relevant
                  Shares at that meeting.

         The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant Shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board's powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant Shares.

                               ACCOUNTING RECORDS

139. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

140. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board, Resolution.

141. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of

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         the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

142. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

143. Any notice or other document (including a Share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by sending it by courier to such registered address, or by sending it by email to an address supplied by such Shareholder for the purpose of the receipt of notices or documents in electronic form, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder. In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, and when sent by courier, twenty-four (24) hours after sending or, when sent by email, twelve (12) hours after sending and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly

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         addressed and stamped and put in the post, sent by courier or sent by email, as the case may be.

144. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by courier, cable, telex, telecopier, email or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four (24) hours after its despatch, when sent by courier, cable, telex or telecopier and twelve (12) hours after its despatch when sent by email.

145. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

                                   WINDING UP

146. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist

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         of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

147. Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under Bye-Law 112 and any Resident Representative and their respective heirs, executors and administrators (any of the foregoing, an "Indemnified Person") shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law (including but not limited to liabilities under contract, tort, fiduciary duties and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

148. No Indemnified Person shall be liable to the Company for the acts, neglects, defaults or omission of any other Indemnified Person

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         PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

149. Every Indemnified Person shall be indemnified out of the funds of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties, in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

150. To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

151. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claim or right of action which would render the waiver void pursuant to the Companies Acts and shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

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152.     Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 147, 148 and 151 shall be paid by the Company in advance of the final disposition of such action or proceeding
         (including any cost or expense incurred in obtaining such advance or indemnification) upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to Bye-Laws 147, 148 and 151 PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

         (1) by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

         (2) in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

         (3) by a majority vote of the Shareholders (after giving effect to any adjustments to the voting power imposed pursuant to Bye-Law 69).

         Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

153. The purpose of Bye-laws 147-153 as a whole is to provide the broadest indemnity allowable at law, and to the extent any indemnification

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         hereunder is prohibited, unenforceable or not authorized under applicable law, it is the intent of these Bye-Laws that such indemnification be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he engaged in fraud or dishonesty.

                                  AMALGAMATION

154. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 61 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 76.

                                  CONTINUATION

155. Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

                             ALTERATION OF BYE-LAWS

156. These Bye-Laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be

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         operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by a majority of votes cast (after giving effect to any adjustments to voting power imposed pursuant to Bye-Law 69).

                         ACTIVITIES IN THE UNITED STATES

157. Unless authorised by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the Directors then in office, no officer, director, or employee of the Company will have the authority to bind the Company to any contract or otherwise act for the Company while that officer, director or employee is physically present in the United States.

                              CERTAIN SUBSIDIARIES

158. With respect to any subsidiary of the Company that is not a U.S. corporation or that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes (together, the "Designated Companies"), subject to any applicable mandatory law of the relevant jurisdiction (i) the board of directors of each such Designated Company shall consist of the persons, a majority of whom are Directors of the Company, who have been elected as a slate of director designees with respect to such Designated Company by the Shareholders of the Company ("Designated Company Directors") in a general meeting of the Shareholders by resolution, which resolution directs the Company to vote its shares in such Designated Company to ensure that the board of directors of such Designated Company consists of the Designated Company Directors designated with respect to such Designated Company, and (ii) the Shareholders of the Company in a general meeting may designate the persons to be removed as directors of any Designated Company (the "Removed Company Directors") by resolution, which resolution directs

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         the Company to vote its shares in the Designated Company to effect the removal of the Removed Company Directors from the board of directors of the applicable Designated Company, subject to the requirement that a majority of the directors of each Designated Company are directors of the Company.

         Notwithstanding the general authority of the Board set out in Bye-Law 104(3), the Company shall vote all shares owned by the Company in each Designated Company (i) to elect the Designated Company Directors with respect to each Designated Company as the directors of such Designated Company and to remove the Removed Company Directors with respect to each Designated Company as directors of such Designated Company and
         (ii) to ensure that the constitutional documents of such Designated Company require such Designated Company Directors to be elected and such Removed Company Directors to be removed as provided in this Bye-law. The Board and the Company shall ensure that the constitutional documents of each such Designated Company shall effectuate or implement this Bye-law and, subject to any applicable mandatory law of the relevant jurisdiction, contain a provision substantially similar to this Bye-Law 158 governing the election, appointment and removal of its direct subsidiaries' directors. The Company shall also enter into agreements with each such Designated Company to effectuate or implement this Bye-law and take such other actions as are necessary to effectuate or implement this Bye-law.

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